Exhibit 1.1

Execution Version

Zillow, Inc.

5,023,486 Shares1

Class A Common Stock

($0.0001 par value)

Underwriting Agreement

New York, New York

August 19, 2013

Citigroup Global Markets Inc.

As Representative of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Zillow, Inc., a corporation organized under the laws of Washington (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, 2,500,000 shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”) of the Company and the persons named in Schedule II hereto (the “Selling Shareholders”) propose to sell to the several Underwriters an aggregate of 2,523,486 shares of Class A Common Stock of the Company as set forth in Schedule II hereto (said shares to be issued and sold by the Company and shares to be sold by the Selling Shareholders being hereinafter collectively called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 753,522 additional shares of Class A Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Shareholder named in Schedule II, the term Selling Shareholder shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms

[1]	Plus an option to purchase from the Company up to 753,522 additional Securities.

“amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (file number 333-190700) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to or incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) The Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is chartered, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except, where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any equity interest in any corporation, partnership, limited liability company, trust, joint venture, association or other entity, other than its wholly owned subsidiary, Strawberry Acquisition, Inc., a Delaware corporation (the “Subsidiary”). The Subsidiary was formed solely to effect the proposed merger with NMD Interactive, Inc., d/b/a StreetEasy, a Delaware corporation, has not conducted any operations other than in connection with such transaction and has no employees. The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized. All the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiary are owned by the Company directly, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(i) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities that are to be sold by certain Selling Shareholders upon conversion of outstanding shares of Class B Common Stock have been duly and validly authorized and, when issued, will be fully paid and nonassessable; the Securities that are to be sold by certain Selling Shareholders upon exercise of currently outstanding and vested options to purchase shares of Class A Common Stock have been duly and validly authorized and, when issued and delivered to and paid for by such Selling Shareholders, will be fully paid and nonassessable; the Securities that are to be sold by the Company have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and any Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in (i) any Preliminary Prospectus and the Final Prospectus under the headings “Risk Factors – We are subject to a variety of federal and state laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business”, “Risk Factors – We may be unable to adequately protect our intellectual property, which could harm the value of our brand and our business”, “Risk Factors – Intellectual property disputes are costly to defend and could harm our business, results of operations, financial condition and reputation”, “Description of Capital Stock” and “Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders”, (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Business – Intellectual Property” and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 under the heading “Legal Proceedings”, and (iii) Item 15 of the Registration Statement, in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, the listing rules of The NASDAQ Stock Market, the applicable rules of the Financial Industry Regulatory Authority (“FINRA”) and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the articles of incorporation or bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for such breach or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and as would not have a Material Adverse Effect on the consummation of the transactions contemplated by this agreement.

(o) No holders of securities of the Company have rights to include such securities in the offering contemplated by this Agreement, except for such rights as have been effectively waived or satisfied prior to the date hereof in connection with the offer and sale of the Securities.

(p) The historical financial statements of the Company included in any Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial and Other Data” in any Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present in all material respects, on the basis stated in any Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in any Preliminary Prospectus, the Final Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in any Preliminary Prospectus, the Final Prospectus and the Registration Statement. The pro forma financial statements included in any Preliminary Prospectus, the Final Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(r) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(s) The Company is not in violation or default of (i) any provision of its articles of incorporation or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such breach or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their reports with respect to the audited financial statements included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(u) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(v) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(w) No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(x) The Company is insured by insurers of recognized financial responsibility against such material losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors are, to the knowledge of the Company, in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company has informed the Company in writing that it is denying liability or defending under a reservation of rights clause; since June 1, 2010, the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(y) Except as would not, individually on in the aggregate, have a Material Adverse Effect, the Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(aa) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(bb) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received written notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus. Except as set forth in the Disclosure Package and the Final Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(dd) The Company owns, possesses, licenses or has other rights to use all trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how, other intellectual property, and, to the knowledge of the Company, all patents and patent applications necessary for the conduct of the Company’s business as now conducted (collectively, the “Intellectual Property”). Except as set forth in the Disclosure Package and the Final Prospectus under the captions “Business — Intellectual Property” and “Legal Proceedings” or where the failure of any of the following representations to be true would not reasonably be expected to have a material adverse effect on the Company: (a) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (b) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property and none of the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel is aware of any facts that would form a reasonable basis for such claim; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other intellectual property rights of others and none of the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel is aware of any facts that would form a reasonable basis for such claim; (d) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (e) there is no prior art of which the Company is aware that would render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(ee) All patent applications owned by the Company and filed by the Company with the United States Patent and Trademark Office (the “PTO”) or any foreign or international patent authority (the “Company Patent Applications”) have been duly and properly filed; all inventions developed, reduced to practice and owned by the Company in which the U.S. Government has rights have been properly reported to the U.S. Government and those rights have been properly noticed in patent applications, patents and licenses relating thereto; the Company has undertaken reasonable best efforts to ensure that it has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications; the Company is not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications; the Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company in the Disclosure Package and the Prospectus as being exclusively owned by the Company.

(ff) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (B) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (C) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (D) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

(gg) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company acting on behalf of the Company has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(ii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(kk) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that would be integrated with the offer and sale of the Offered Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a) With respect to any Securities to be sold by such Selling Shareholder that are outstanding as of the date hereof, such Selling Shareholder is, and with respect to any Securities to be sold by such Selling Shareholder upon conversion of outstanding shares of Class B Common Stock or upon the exercise of currently outstanding and vested options, on the Closing Date, will be, the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) Certificates in negotiable form for such Selling Shareholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Selling Shareholder, in the forms heretofore furnished to you (together, the “Custody Agreement”) with Computershare Inc, as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for each Selling Shareholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Shareholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act, the listing rules of The NASDAQ Stock Market, the applicable rules of FINRA, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(e) Neither the sale of the Securities being sold by such Selling Shareholder nor the consummation of any other of the transactions herein contemplated by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law applicable to such Selling Shareholder, or the organizational documents of such Selling Shareholder (if such Selling Shareholder is an entity) or the terms of any indenture or other agreement or instrument to which such Selling Shareholder is a party or bound, or any judgment, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder.

(f) The sale of Securities by such Selling Shareholder pursuant hereto is not prompted by any adverse information concerning the Company which is not set forth in the Disclosure Package and the Final Prospectus or any amendment or supplement thereto.

(g) In respect of any statements in or omissions from the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company or to the Underwriters by any Selling Shareholder specifically for use in connection with the preparation thereof and specifically relating to such Selling Shareholder (the “Selling Shareholder Information”), such Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) or (i)(e) of this Section.

Any certificate signed by any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Shareholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $78.31 per share (the “Purchase Price”), the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 753,522 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on August 23, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Company and the Selling Shareholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the aggregate purchase prices of the Securities being sold by the Company and each of the Selling Shareholders to or upon the order of the Company and each of the Selling Shareholders, as the case may be, by wire transfer payable in same-day funds to the accounts specified by the Company and each of the Selling Shareholders, as the case may be. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

Each Selling Shareholder will pay all applicable stock transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of (other than any registration statement on Form S-8 related to the Company’s equity incentive plans), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the

Exchange Act, any other shares of Class A Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell (A) the Securities, (B) Class A Common Stock and awards (including stock options) exercisable for, or convertible into, Class A Common Stock pursuant to any employee stock option or incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or which is described in, or filed as an exhibit to, the Registration Statement, (C) Class A Common Stock issuable upon the exercise or conversion of securities or the exercise of warrants outstanding at the Execution Time, and (D) the issuance of up to an aggregate of 10% of the shares of Class A Common Stock to be outstanding immediately following the sale of the Securities pursuant to this Underwriting Agreement (assuming conversion of all outstanding shares of Class B Common Stock) in connection with one or more acquisitions by the Company of the assets or capital stock of another person or entity, whether through merger, asset acquisition, stock purchase or otherwise, provided, however, that in the case of clause (D) of this paragraph, the issuance of such shares of Class A Common Stock by the Company shall be subject to the condition that each recipient of such shares has previously signed (or will enter into prior to or concurrently with such issuance) a lock-up agreement substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the 45-day restricted period, or (y) prior to the expiration of the 45-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 45-day period, then, the 45-day restricted period will be extended and the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on, and including, the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(i) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) Neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) except as otherwise provided for in this Section, the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities and (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company. It is understood, however, that, except as provided in this Section and Section 7 and 8 hereof, the Underwriters will pay (a) all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connection with any offers they may make and (b) the cost of any aircraft chartered in connection with transportation of Company representatives from the city of New York, New York to the city of Seattle, Washington following presentations to prospective purchasers of the Securities.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(ii) Each Selling Shareholder agrees with the several Underwriters that:

(a) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to Selling Shareholder Information.

(c) Such Selling Shareholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise.

(d) Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Perkins Coie LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in a form satisfactory to the Representative.

(c) The Selling Shareholders shall have requested and caused (i) DLA Piper LLP (US), counsel for the Selling Shareholders and (ii) Maples and Calder, Cayman Islands counsel for the Selling Shareholder that is a Cayman Islands exempted limited partnership, to have furnished to the Representative their opinion dated the Closing Date and addressed to the Representative, in a form satisfactory to the Representative.

(d) The Representative shall have received from Fenwick & West LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and each Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representative a certificate of the Company, signed by the principal executive officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) Each Selling Shareholder shall have furnished to the Representative a certificate, signed by (or on behalf of) such Selling Shareholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g) The principal financial officer of the Company shall have furnished the Representative, at the Execution Time and at the Closing Date, certificates, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, containing statements and information with respect to certain information contained in the Disclosure Package and the Final Prospectus.

(h) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(j) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(k) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company (including any estate or charitable entities affiliated with such officers or directors) and each Selling Shareholder addressed to the Representative.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Fenwick & West LLP, counsel for the Underwriters, at 1191 2nd Avenue, 10th Floor, Seattle, Washington 98101, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel and any expenses associated with the chartered aircraft described in Section 5(i)(i)) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 solely because of a Selling Shareholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, such Selling Shareholder shall reimburse the Company on demand for all amounts so paid and if such payments are required to be made to the Underwriters as a result of more than one Selling Shareholder’s refusal, inability or failure to satisfy any such condition then such Selling Shareholders shall reimburse the Company pro rata based on relative number of Securities to be sold for all such amounts so paid.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, any Preliminary Prospectus, or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Shareholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to Selling Shareholder Information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Shareholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all persons to be indemnified, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Citigroup Global Markets Inc. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a), (b), or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, one or more of the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Shareholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, (i) each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an

Underwriter shall have the same rights to contribution as such Underwriter and (ii) each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) The liability of each Selling Shareholder under any claim relating to such Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate Purchase Price of the Securities sold by such Selling Shareholder to the Underwriters under this Agreement (less underwriting discounts and commissions). The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Class A Common Stock shall have been suspended by the Commission or the NASDAQ Global Market or trading in securities generally on the New York Stock Exchange and the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to Zillow, Inc., Chief Executive Officer, (fax no.: (206) 470-7001) and confirmed to the General Counsel at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, attention of the General Counsel; or if sent to any Selling Shareholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth above for the Company.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and the Selling Shareholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholders and (c) the engagement of the Underwriters by the Company and Selling Shareholders in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Shareholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholders on related or other matters). The Company and the Selling Shareholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company and the Selling Shareholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus use most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

Very truly yours,

Zillow, Inc.

By:	/s/ Spencer Rascoff
Name: Spencer Rascoff
Title: Chief Executive Officer

By:	/s/ Spencer Rascoff
Name: Spencer M. Rascoff

By:	/s/ Chad M. Cohen
Name: Chad M. Cohen

As Attorneys-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to the foregoing Agreement.

Citigroup Global Markets Inc.

By:	/s/ Zaheed Kajani
Name: Zaheed Kajani
Title: Managing Director

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.	2,009,395
Goldman, Sachs & Co.	1,657,750
Allen & Company LLC	653,053
Canaccord Genuity Inc.	301,409
Pacific Crest Securities LLC	251,174
JMP Securities LLC	150,705
Total	5,023,486

SCHEDULE II

Selling Shareholders:	Number of Underwritten Securities to be Sold

Richard N. Barton	300,000

The Barton Descendants’ Trust dated December 30, 2004	75,000

Lloyd D. Frink	300,000

The Frink Descendants’ Trust dated December 30, 2004	75,000

Spencer M. Rascoff	146,771

Gordon Stephenson	7,500

Stephenson Family LLC	10,000

David A. Beitel	90,000

Greg M. Schwartz	19,215

TCV Member Fund, L.P.	28,835

TCV V, L.P.	1,471,165

Total	2,523,486

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package:

EXHIBIT A

Zillow, Inc.

Lock-Up Agreement

August —, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:	Zillow, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Zillow, Inc., a Washington corporation (the “Company”), and a group of Underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of Common Stock, $0.0001 par value (the “Shares”), of the Company (the “Public Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly (or enter into any transaction which is designed to, or might reasonably be expected to, result in such disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for capital stock of the Company (collectively, the “Restricted Securities”), or publicly announce an intention to effect any such transaction, for a period of 45 days (the “Lock-Up Period”) after the date of the Underwriting Agreement (the “Public Offering Date”), other than:

(a) Restricted Securities disposed of by bona fide gift, will or intestacy or through transfer to an immediate family member or a trust formed for the benefit of an immediate family member;

(b) Restricted Securities acquired in open market transactions after the Public Offering Date;

(c) if the undersigned is a business entity, distributions of Restricted Securities to (1) members, partners, stockholders or other equity owners of the undersigned or (2) wholly-owned subsidiaries or affiliated funds of the undersigned, which means with respect to a limited liability company or a limited partnership, a fund or entity managed by the same manager or managing member or general partner or management company;

(d) if the undersigned is a trust, transfers of Restricted Securities to a trustor or beneficiary of the trust;

(e) in connection with the conversion of any shares of the Company’s Class B common stock pursuant to the terms of the Company’s articles of incorporation into other shares of capital stock of the Company; provided that any such shares of capital stock received upon any such conversion shall be subject to the terms of this Agreement;

(f) dispositions of Restricted Securities pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of Restricted Securities, provided that such plan was established prior to the execution of this Agreement by the undersigned;

(g) in connection with the exercise of options to purchase Restricted Securities pursuant to employee benefit plans on the terms of such plans as described in the preliminary prospectus used in the road show and final prospectus relating to the Public Offering or as filed, or incorporated by reference, as exhibits to the registration statement on Form S-3 of which such prospectuses are a part; provided that no more than 25% of the shares of Common Stock of the Company subject to options held by the undersigned as of the date of this Agreement may be exercised through cashless exercise unless such option or options would expire during the Lock-Up Period, in which case all of such option or options that would so expire may be exercised on a cashless basis (there shall be no limit with respect to cash exercises); and provided, further, that any such shares of Common Stock of the Company received upon any such exercise shall be subject to the terms of this Agreement; and

(h) dispositions of Restricted Securities pursuant to the Underwriting Agreement in connection with the Public Offering;

provided that in the case of any transfer or distribution pursuant to clause (a), (c) or (d), above, each donee, transferee or distributee shall execute and deliver to Citigroup Global Markets Inc., a lock-up letter agreement in the form of this Agreement and there shall be no disposition for value and no filing by any party under the Exchange Act reporting a reduction in beneficial ownership of the Shares (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); provided, further, that in the case of any transaction pursuant to clause (b), above, no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with subsequent sales of Restricted Securities acquired in such open market transactions; and provided, further, that in the case of any transaction pursuant to clause (e), Citigroup Global Markets Inc. shall receive notice from the undersigned of any filing by any party under the Exchange Act or other public announcement related to any such conversions at least one (1) business day prior to such filing or announcement. For purposes of this Agreement, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin. Any request by the undersigned for a release or waiver by Citigroup Global Markets Inc. of the restrictions set forth herein must be made in writing and delivered by the undersigned to both Citigroup Global Markets Inc. and the Company.

In the event that Citigroup Global Markets Inc. releases, in full or in part (a “Release”), any officer, director or Selling Shareholder (a “Triggering Shareholder”) from the restrictions of any lock-up agreement similar to this Agreement signed by such Triggering Shareholder for the benefit of the Underwriters in connection with the Underwriting Agreement (a “Triggering Release”), then the undersigned shall be automatically released (subject, in the case of directors and officers of the Company, to any required notice and announcement procedures provided for herein) to the same extent with respect to the same percentage of Restricted Securities of the undersigned as the percentage of Restricted Securities being released in the Triggering Release represent with respect to the Restricted Securities held by the Triggering Shareholder at the time of the request of the Triggering Release. In the event of a Triggering Release, the Company shall use reasonable best efforts to notify the undersigned within five (5) business days of the occurrence of such Triggering Release, which notification obligation may be satisfied by the issuance of a press release through a major news service announcing such Triggering Release; provided that the failure to by the Company to give such notice shall not give rise to any claim or liability against the Company or the Underwriters except, in respect of the Company, in the case of bad faith on the part of the Company.

Notwithstanding the foregoing, if a Release is in response to a request from the Company’s management team to release a shareholder of the Company from the foregoing restrictions for a number of Restricted Securities whose aggregate value (measured as the closing price on the day before the release occurs) is not more than $500,000 and such release is requested in response to a financial hardship for which such shareholder has no other reasonably available sources of liquidity, then such Release shall not be deemed to be a Triggering Release.

If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets Inc. agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions with respect to Restricted Securities of the undersigned Citigroup Global Markets Inc. will notify the Company of the impending release or waiver, and (ii) the proposed Underwriting Agreement will provide that Company agrees to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17- day period of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period will be extended, and the restrictions imposed by this Agreement shall continue to apply, until the expiration of the 18-day period beginning on (and including) the issuance of the earnings release or material news or the occurrence of the material event, unless Citigroup Global Markets Inc. waives, in writing, such extension or deferral. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

This Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) either Citigroup Global Markets Inc. or the Company advising the other in writing, prior to execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, or (ii) the termination of the Underwriting Agreement prior to payment for and delivery of the Shares to be sold pursuant thereto.

Unless this Agreement is terminated pursuant to the immediately preceding sentence, this Agreement shall supersede and replace any prior market stand-off or lock-up agreements of the undersigned for the benefit of any underwriters in connection with the Public Offering, including, without limitation, any such agreements for which any such underwriters are intended third party beneficiaries.

[remainder of page intentionally left blank]

Yours very truly,

By:
Name: [EXACT NAME OF SHAREHOLDER]

Title:

Address: